UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 2, 2005

Centex Corporation

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	1-6776 (Commission File Number)	75-0778259 (IRS Employer Identification No.)

2728 N. Harwood Street, Dallas, Texas		75201
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number including area code: (214) 981-5000

Not Applicable
(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
SIGNATURES

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     The information set forth under this Item 2.03 is being reported pursuant to Item 2.03(a) of Form 8-K relating to the creation of a direct financial obligation.

     On March 2, 2005, CHEC Funding, LLC, a Delaware limited liability company (“CHEC Funding”) and an indirect, wholly-owned subsidiary of Centex Corporation (“Centex”), executed an underwriting agreement under which it became obligated to sell Centex Home Equity Loan Asset-Backed Certificates, Series 2005-B, to be issued by the Centex Home Equity Loan Trust 2005-B (the “Trust”), of which CHEC Funding will be the depositor, in the aggregate principal amount of $1,000,000,000, which consist of the following classes of securities:

•	Ten classes of Class A Certificates denominated as Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class AV-1, Class AV-2, Class AV-3 and Class AV-4;

•	Seven classes of Mezzanine Certificates denominated as Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7; and

•	One class of Class B Certificates denominated as Class B.

The foregoing Centex Home Equity Loan Asset-Backed Certificates (the “Offered Certificates”) relate to securitized residential mortgage loans originated or acquired by Centex Home Equity Company, LLC, an indirect, wholly owned subsidiary of Centex. The Offered Certificates will represent interests in the Trust only and will not be guaranteed by or represent interests in or obligations of Centex or any of its subsidiaries. The sole source of payments on the Offered Certificates will be the property of the Trust, which will include closed-end fixed rate and adjustable rate home equity loans (the “Home Equity Loans”). Accordingly, the timing of the principal and interest payments on the Offered Certificates will be dependent upon the payments received on the underlying Home Equity Loans. The holders of the Offered Certificates will have no recourse for non-payment to Centex or any of its subsidiaries. However, a subsidiary of Centex will be liable to the Trust for customary loan representations. In addition, for financial accounting purposes, the obligations evidenced by the Offered Certificates will be reflected as long-term indebtedness of Centex on a consolidated basis.

     Interest and principal payments on the Offered Certificates are scheduled to be paid monthly on the 25th day of the month or, if the 25th day is not a business day, then the next succeeding business day. The first scheduled distribution date for the Offered Certificates is April 25, 2005, and the final scheduled distribution dates for the Offered Certificates occur between August 2021 and March 2035, although it is expected that the actual last distribution date for each class of Offered Certificates will occur significantly earlier than the final scheduled distribution date due primarily to the rate of expected principal prepayments. Credit enhancement for the structure will be provided by excess interest, overcollateralization, subordination of certificates having a lower payment priority and limited cross-collateralization. An affiliate of Centex Home Equity Company, LLC may, at its option, terminate the Trust by purchasing, at a specified termination price, all of the Home Equity Loans and other Trust property on any distribution date on or after the date on which the aggregate outstanding loan balance of the Home Equity Loans is 10% or less of the aggregate outstanding loan balance of the Home Equity Loans on March 1, 2005 (the “Clean-Up Call Option”). If the Clean-Up Call Option is not exercised on the date on which it first could have been exercised, then the interest rates on the Offered Certificates will be increased.

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     The issuance and sale of the Offered Certificates is expected to occur on or about March 24, 2005.

     CHEC Funding has registered the issuance of asset-backed certificates and asset-backed notes on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Act”), pursuant to a Registration Statement on Form S-3 (Registration File No. 333-105322) (as amended, the “Registration Statement”). The issuance and sale of the Offered Certificates is a “take-down” of securities registered pursuant to the Registration Statement. On March 4, 2005, CHEC Funding filed a Current Report on Form 8-K with the Securities and Exchange Commission (“SEC”). The Form 8-K contains certain computational materials prepared for use in connection with the offering of the Offered Certificates. On or about March 24, 2005, CHEC Funding will file a final prospectus supplement to the prospectus contained in the Registration Statement (the “Prospectus Supplement”) with the SEC relating to the Offered Certificates. For additional information regarding the Offered Certificates and the transaction in which they will be issued, please refer to the Form 8-K and, when available, the Prospectus Supplement.

      THIS CURRENT REPORT ON FORM 8-K DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY THE OFFERED CERTIFICATES.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENTEX CORPORATION
	By:	/s/ BRIAN J. WORAM
		Name:	Brian J. Woram
		Title:	Senior Vice President and Chief Legal Officer

Date: March 7, 2005

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